EXHIBIT 3

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT INTERMEDIATE FUND, L.P., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT MASTER FUND, LTD., CASTLERIGG UCITS FUNDS PLC, SANDELL INVESTMENT SERVICES, L.L.C., PULTENEY STREET PARTNERS, L.P., AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL" OR THE "PARTICIPANTS") MAY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING FORM OF CONSENT TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF BOB EVAN FARMS, INC. (THE "COMPANY") IN CONNECTION WITH SANDELL'S INTENT TO SEEK TO HAVE THE COMPANY'S STOCKHOLDERS TAKE CORPORATE ACTION BY WRITTEN CONSENT (THE "CONSENT SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY SANDELL FROM THE STOCKHOLDERS OF THE COMPANY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. IF AND WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND AN ACCOMPANYING CONSENT CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD, IF AND WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

Sandell Asset Management Corp., together with the entities and individual listed below (collectively, the "Participants"), may potentially be deemed to be participants in a solicitation of written consents from the stockholders of Bob Evans Farms, Inc. (the "Company") in connection with the Participants' intent to seek to have the Company's stockholders take corporate action by written consent (the "Consent Solicitation").

The participants include (i) Castlerigg Master Investments, Ltd., a British Virgin Islands company ("Castlerigg Master Investment"); (ii) Castlerigg International Limited, a British Virgin Islands company ("Castlerigg International"); (iii) Castlerigg International Holdings Limited, a British Virgin Islands company ("Castlerigg Holdings"); (iv) Castlerigg Offshore Holdings, Ltd., a Cayman Islands exempted company (“Castlerigg Offshore Holdings”); (v) Castlerigg Merger Arbitrage and Equity Event Fund, Ltd., a British Virgin Islands company (“CMAEE Fund”); (vi) Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P., a British Virgin Islands limited partnership (“CMAEE Intermediate”); (vii) Castlerigg Merger Arbitrage and

Equity Event Master Fund, Ltd., a British Virgin Islands company (“CMAEE Master”); (viii) Castlerigg Global Equity Special Event Fund, Ltd., a British Virgin Islands company ("CGESE Fund"); (ix) Castlerigg Global Equity Special Event Intermediate Fund, L.P., a British Virgin Islands limited partnership ("CGESE Intermediate"); (x) Castlerigg Global Equity Special Event Master Fund, Ltd., a British Virgin Islands company ("CGESE Master"); (xi) Castlerigg UCITS Funds plc, a public limited company formed in the Republic of Ireland ("UCITS"); (xii) Sandell Investment Services, L.L.C., a Delaware limited liability company ("SIS"); (xiii) Pulteney Street Partners, L.P., a Delaware limited partnership ("Pulteney Partners"); (xiv) Sandell Asset Management Corp., a Cayman Islands exempted company (“SAMC”); and (xv) Thomas E. Sandell, a citizen of Sweden, who serves as Chief Executive Officer of SAMC ("Mr. Sandell" and together with Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, Castlerigg Offshore Holdings, CMAEE Fund, CMAEE Intermediate, CMAEE Master, CGESE Fund, CGESE Intermediate, CGESE Master, UCITS, SIS, Pulteney Partners and SAMC, "Sandell").

The principal business of SIS and SAMC is to provide investment management services to private individuals and institutions. The principal business of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, Castlerigg Offshore Holdings, CMAEE Fund, CMAEE Intermediate, CMAEE Master, CGESE Fund, CGESE Intermediate, CGESE Master, UCITS and Pulteney Partners is to invest in securities. The principal business of Mr. Sandell is to serve as Chief Executive Officer of SAMC and as Managing Member of SIS.

The principal business address of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, CMAEE Fund, CMAEE Intermediate, CMAEE Master, CGESE Fund, CGESE Intermediate and CGESE Master is c/o Maples Corporate Services (BVI) Limited, P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands. The principal business address of Castlerigg Offshore Holdings is c/o Maples Fund Services (Cayman) Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal business address of UCITS is c/o BNY Mellon Fund Services (Ireland) Limited, Guild House, Guild Street, IFSC, Dublin 1, Ireland. The principal business address of Pulteney Partners is 527 Madison Avenue, 6th Floor, New York, NY 10022. The principal business address of SIS, SAMC and Mr. Sandell is 40 West 57th Street, 26th Floor, New York, New York 10019.

As of the close of business on December 6, 2013, the Participants may be deemed to beneficially own an aggregate of 1,730,350 shares of common stock, par value $0.01 per share (the "Common Stock"), including options to purchase 386,500 shares of Common Stock, constituting approximately 6.5% of the Company's outstanding Common Stock. The aggregate number and percentage of shares of Common Stock reported herein are based upon the 26,472,000 shares of Common Stock outstanding as of October 25, 2013, as reported in the Issuer's Current Report on Form 8-K, filed with the Securities and

Exchange Commission on December 4, 2013. Of the 1,730,350 shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the Participants: (a) 1,149,157 shares of Common Stock (including options to purchase 209,000 shares of Common Stock) may be deemed to be beneficially owned by Castlerigg Master Investment; (b) 1,149,157 shares of Common Stock (including options to purchase 209,000 shares of Common Stock) may be deemed to be beneficially owned by Castlerigg International; (c) 1,149,157 shares of Common Stock (including options to purchase 209,000 shares of Common Stock) may be deemed to be beneficially owned by Castlerigg Offshore Holdings; (d) 186,822 shares of Common Stock (including options to purchase 35,400 shares of Common Stock) may be deemed to be beneficially owned by CMAEE Fund; (e) 186,822 shares of Common Stock (including options to purchase 35,400 shares of Common Stock) may be deemed to be beneficially owned by CMAEE Intermediate; (f) 186,822 shares of Common Stock (including options to purchase 35,400 shares of Common Stock) may be deemed to be beneficially owned by CMAEE Master; (g) 60,218 shares of Common Stock (including options to purchase 11,300 shares of Common Stock) may be deemed to be beneficially owned by CGESE Fund; (h) 60,218 shares of Common Stock (including options to purchase 11,300 shares of Common Stock) may be deemed to be beneficially owned by CGESE Intermediate; (i) 60,218 shares of Common Stock (including options to purchase 11,300 shares of Common Stock) may be deemed to be beneficially owned by CGESE Master; (j) 322,915 shares of Common Stock (including options to purchase 128,600 shares of Common Stock) may be deemed to be beneficially owned by UCITS; (k) 322,915 shares of Common Stock (including options to purchase 128,600 shares of Common Stock) may be deemed to be beneficially owned by SIS; (l) 11,238 shares of Common Stock (including options to purchase 2,200 shares of Common Stock) may be deemed to be beneficially owned by Pulteney Partners; (m) 1,407,435 shares of Common Stock (including options to purchase 257,900 shares of Common Stock) may be deemed to be beneficially owned by SAMC; and (n) 1,730,350 shares of Common Stock (including options to purchase 386,500 shares of Common Stock) may be deemed to be beneficially owned by Mr. Sandell.

By virtue of investment management agreements with Castlerigg Master Investment, CMAEE Master, CGESE Master and Pulteney Partners, SAMC has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the 1,407,435 shares of Common Stock (including options to purchase 257,900 shares of Common Stock) beneficially owned by Castlerigg Master Investment, CMAEE Master, CGESE Master and Pulteney Partners. By virtue of an investment management agreement with UCITS, SIS has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the 322,915 shares of Common Stock (including options to purchase 128,600 shares of Common Stock) beneficially owned by UCITS. By virtue of his direct and indirect control of SAMC and SIS, Mr. Sandell is deemed to have shared voting power and shared dispositive power with respect to all Common Stock as to which SAMC and SIS have voting power or dispositive power.